Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Vinci Partners Investments Ltd. of our report dated February 7, 2024 relating to the financial statements, which appears in the Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.
Rio de Janeiro, RJ
January 29 , 2025